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                                                          EXHIBIT 23.2





     We hereby consent to the use in the Registration Statement on Form S-1 of our report dated August 4, 1997, relating to the financial statements of EMPIRE ENERGY CORPORATION and our report dated October 9, 1996, relating to the financial statements of SYNERGY GROUP INCORPORATED, all of which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                   /s/  Baird, Kurtz & Dobson
                                   --------------------------
                                        Baird, Kurtz & Dobson




December 19, 1997
Springfield, Missouri